--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                  April 1, 1997

                               1ST UNITED BANCORP

--------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

Florida                    0-20254                             65-0178023
-------                    -------                             ----------
State or other             (Commission File                    (IRS Employer
jurisdiction of            Number)                             Identification)
incorporation)

980 N. Federal Highway, Boca Raton, Florida                         33432
-------------------------------------------                         -----
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code  (561)  392-4000

--------------------------------------------------------------------------------

Item 2 ACQUISITION

        On January 6, 1997, 1st United Bancorp ("Bancorp") executed an agreement (the "Agreement") to acquire Island National Bank and Trust Company ("Island"). A Form 8-K dated January 6, 1997 was filed upon the signing of the Agreement.

        On April 1, 1997 the transaction was consummated. Under the terms of the Agreement, Bancorp issued approximately 1.365 million shares of Bancorp Common Stock to the shareholders of Island. The acquisition is anticipated to be accounted for as a "pooling of interests" under generally accepted accounting principles.

        As of March 31, 1997, Island had total assets of approximately $119 million, total deposits of $106 million and shareholders' equity of $11.2 million. Prior to the acquisition Island served the Town of Palm Beach with two locations and northern Palm Beach County from its banking center in Palm Beach Gardens.

Item 7 FINANCIAL STATEMENTS AND EXHIBITS

               (a)  Financial Statements

                      1. Audited financial statements for Island National Bank
                         and Trust Company for the years ended December 31, 1996 and 1995.

               (b)  Pro Forma Financial Information

               (c)  Exhibits

               2.1 Acquisition Agreement between 1st United Bancorp, 1st United Bank and Island National Bank and Trust Company dated January 6, 1997 ("Acquisition Agreement").*

               2.2  Amendment No. 1 to the Acquisition Agreement

        * Incorporated by reference from the Form 8K filed January 6, 1997 announcing the signing of the Acquisition Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            1ST UNITED BANCORP

Date: April 1, 1997                         By: /s/ WARREN S. ORLANDO
                                                ---------------------
                                                    Warren S. Orlando
                                                    President & CEO

                                    ISLAND NATIONAL BANK AND TRUST COMPANY
                                                            AND SUBSIDIARY

================================================================================

                                         CONSOLIDATED FINANCIAL STATEMENTS

                                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    CONTENTS

INDEPENDENT AUDITORS' REPORT                                                1

CONSOLIDATED FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS                                              2

   CONSOLIDATED STATEMENTS OF INCOME                                        3

   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY               4

   CONSOLIDATED STATEMENTS OF CASH FLOWS                                    5

   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                             6 - 9

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            10 - 20

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Island National Bank and Trust Company
Palm Beach, Florida

We have audited the accompanying consolidated balance sheets of Island National Bank and Trust Company and subsidiary (the "Bank") as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Island National Bank and Trust Company and its subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               /s/ BDO SEIDMAN, LLP
                                               --------------------------------
                                                   BDO Seidman, LLP
February 4, 1997                                   Certified Public Accountants

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                                           1996            1995
-------------------------------------------------------------------------------------------
                            ASSETS
CASH AND CASH EQUIVALENTS
  Cash and due from banks                                      $  6,411,960    $  4,782,581
  Federal funds sold                                             32,786,701       8,498,774
-------------------------------------------------------------------------------------------
TOTAL CASH AND CASH EQUIVALENTS                                  39,198,661      13,281,355
-------------------------------------------------------------------------------------------
INVESTMENT SECURITIES (Note 1):
  Available for sale                                              2,485,630       7,106,438
  Held to maturity                                                4,592,898       4,589,418
  Other                                                             766,750         683,400
-------------------------------------------------------------------------------------------
TOTAL INVESTMENT SECURITIES                                       7,845,278      12,379,256
-------------------------------------------------------------------------------------------
LOANS, net (Note 2)                                              79,354,484      77,831,680
BANK PREMISES AND EQUIPMENT, net (Note 3)                         1,320,609       1,454,431
ACCRUED INTEREST RECEIVABLE                                         533,160         687,331
INTANGIBLE ASSETS FROM ACQUISITION OF TRUST COMPANY,
  net of accumulated amortization (Note 4)                          935,284       1,049,872
OTHER REAL ESTATE OWNED                                             733,277         648,241
OTHER ASSETS (Notes 5 and 7)                                        957,009         755,904
-------------------------------------------------------------------------------------------
                                                               $130,877,762    $108,088,070
===========================================================================================
             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
    Non interest bearing                                       $ 26,725,015    $ 17,991,411
    Interest bearing:
      Savings and transaction                                    65,989,360      53,022,164
      Time under $100,000                                        16,427,561      14,771,087
      Time $100,000 or more (Note 6)                              8,963,890      11,051,670
-------------------------------------------------------------------------------------------
  Total deposits                                                118,105,826      96,836,332
  Other liabilities                                               1,740,267         886,882
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                               119,846,093      97,723,214
-------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 7, 9 and 13)

STOCKHOLDERS' EQUITY (Note 10):
  Common stock $5.00 par value, 2,000,000 shares authorized;
    614,901 share issued and outstanding                          3,074,505       3,074,505
  Additional paid in capital                                      8,767,069       8,767,069
  Accumulated deficit                                              (796,505)     (1,585,282)
  Net unrealized gain (loss) on securities available
    for sale (Note 1)                                               (13,400)        108,564
-------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                       11,031,669      10,364,856
-------------------------------------------------------------------------------------------
                                                               $130,877,762    $108,088,070
===========================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                               CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                                     1996          1995
--------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                           $ 6,955,28    $6,943,181
  Interest on investment securities                       675,260       902,246
  Interest on federal funds sold                          387,554       437,411
  Other                                                    31,778        26,620
--------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                   8,049,873     8,309,458
INTEREST EXPENSE ON DEPOSITS (Note 12)                  2,780,338     3,051,650
--------------------------------------------------------------------------------
NET INTEREST INCOME                                     5,269,535     5,257,808
PROVISION FOR LOAN LOSSES                                  85,000       120,500
--------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     5,184,535     5,137,308
--------------------------------------------------------------------------------
NON INTEREST INCOME
  Investment services                                     955,870       836,537
  Trust services                                          833,450       723,053
  Customer services charges and other                     401,032       421,962
  Securities gains (losses)                                (6,875)         --
  Gain (loss) on sales of other real estate owned          33,976        (2,286)
--------------------------------------------------------------------------------
TOTAL NON INTEREST INCOME                               2,217,453     1,979,266
--------------------------------------------------------------------------------
NON INTEREST EXPENSE
  Salaries and employee benefits (Note 7)               2,921,669     2,837,738
  Occupancy (Note 9)                                    1,325,979     1,278,087
  Professional fees                                       363,789       360,469
  Furniture and equipment                                 350,147       277,231
  Data processing                                         300,108       223,207
  Advertising and business development                    220,933       220,038
  Supplies                                                137,808       129,291
  Securities clearing fees                                126,975       135,575
  Amortization of intangible assets (Note 4)              114,588       114,588
  Directors' fees                                         104,937       159,300
  Trust servicing fees                                     79,314        71,585
  Other insurance                                          68,902       104,081
  Deposit insurance                                         2,000       116,674
  Other                                                   433,333       388,473
--------------------------------------------------------------------------------
TOTAL NON INTEREST EXPENSE                              6,550,482     6,416,337
INCOME BEFORE INCOME TAXES (BENEFIT)                      851,506       700,237
INCOME TAXES (BENEFIT) (NOTE 5)                            62,729      (244,240)
--------------------------------------------------------------------------------
NET INCOME                                             $ 788,7777    $  944,477
================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                             NET
                                                                                         UNREALIZED
                                                                                       GAIN (LOSS) ON
                                                        ADDITIONAL                       SECURITIES
                                             COMMON       PAID IN        ACCUMULATED      AVAILABLE
                                              STOCK       CAPITAL           DEFICIT        FOR SALE
-----------------------------------------------------------------------------------------------------
BALANCE, January 1, 1995                   $3,074,505   $8,767,069       $(2,529,759)     $ (68,857)

Net income                                          -            -           944,477              -

Net change in unrealized gain (loss) on
  securities available for sale                     -            -                 -        177,421
-----------------------------------------------------------------------------------------------------
BALANCE, December 31, 1995                  3,074,505    8,767,069        (1,585,282)       108,564

Net income                                          -            -           788,777              -

Net change in unrealized gain (loss) on
  securities available for sale                     -            -                 -       (121,964)
-----------------------------------------------------------------------------------------------------
BALANCE, December 31, 1996                 $3,074,505   $8,767,069       $  (796,505)     $ (13,400)
=====================================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                             1996           1995
----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $   788,777    $   944,477
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                               527,510        513,747
      Provision for loan losses                                    85,000        120,500
      Deferred income taxes                                      (144,006)      (254,370)
      Securities losses                                             6,875           --
      (Gains) losses on sales of other real estate owned          (33,976)         2,286
      Amortization of investment securities discounts and
          premiums                                                 (5,849)      (205,454)
      Decrease (increase) in other assets                         120,738       (207,819)
      Decrease in other liabilities                                33,157         84,278
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       1,378,226        997,645
----------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investment securities available for sale        (4,506,870)    (5,998,594)
  Proceeds from sales and maturities of investment
    securities available for sale                               8,993,125     13,794,102
  Purchases of investment securities held to maturity                --       (1,065,130)
  Proceeds from maturities of investment securities held to
    maturity                                                         --           68,150
  Purchases of other investment securities                        (83,350)          --
  Net increase in loans                                        (2,341,081)    (6,698,707)
  Proceeds from sales of other real estate owned                1,486,862         95,407
  Capital expenditures, net                                      (279,100)      (395,275)
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             3,269,586       (200,047)
----------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                     21,269,494      3,041,912
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      21,269,494      3,041,912
----------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      25,917,306      3,839,510

CASH AND CASH EQUIVALENTS, beginning of year                   13,281,355      9,441,845
----------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                        $39,198,661    $13,281,355
========================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

The consolidated financial statements include the accounts of Island National Bank and Trust Company (the "Bank") and its wholly owned subsidiary, Island Investment Services, Inc. ("IIS" or "Subsidiary"). The Bank provides a wide range of banking, investment and trust services to individual and corporate customers primarily in Palm Beach County, Florida. All significant intercompany balances and transactions have been eliminated in consolidation.

ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES

The Bank classifies investment securities into two categories and accounts for them as follows:

SECURITIES HELD TO MATURITY:

Investment securities for which the Bank has the intention and ability to hold to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts, using methods that approximate the interest method.

SECURITIES AVAILABLE FOR SALE:

Securities available for sale are carried at estimated market value. Unrealized holding gains and losses, net of income taxes, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

Gains and losses realized from the sale of investment securities are computed by the specific identification method.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

LOANS

Loans are stated at the amount of unpaid principal, net of the allowance for loan losses, and net deferred loan origination fees and costs. Interest on loans is generally accrued daily based on the principal balance outstanding. The accrual of interest income is generally discontinued when a loan becomes ninety days past due as to principal or interest. When interest accruals are discontinued, uncollected interest credited to income in the current year is reversed and interest accrued in the prior year is charged to the allowance for loan losses.

Loan origination fees and certain direct origination costs are deferred and amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the expected life of the related loans using methods which approximate the interest method. Commitment fees based on a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors.

Under generally accepted accounting principles a loan is considered to be impaired when it is probable that the Bank will be unable to collect all principal and interest amount according to the contractual terms of the loan agreement. Under this definition, management considers loans that have been placed on non accrual status or which have been renegotiated in a troubled debt restructuring to be impaired. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For impaired loans that are not collateral dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan's effective interest rate.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OTHER REAL ESTATE

Other real estate consists of property acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Such property is carried at the lower of the basis in the loan at the time of settlement or fair value less costs to sell. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses upon acquisition. Losses arising from disposition and revaluations of such property are charged to expense as incurred.

INCOME TAXES

The Bank and its Subsidiary file consolidated Federal and State income tax returns. The provision for income taxes is based on amounts reported in the statement of income, after exclusion of non taxable income items such as interest on state and municipal securities, and includes deferred taxes provided for temporary differences between financial statement and income tax bases of assets and liabilities. Deferred taxes are computed on the "liability" method.

STATEMENTS OF CASH FLOWS

For purposes or reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one day periods.

TRUST ASSETS

Securities and other property held by the trust department in agency or fiduciary capacities are not included in the consolidated financial statements since they are not assets of the Bank. Revenues from trust services are recorded in income as earned.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified in order to conform to the 1996 presentation.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECENT ACCOUNTING PRONOUNCEMENTS

The Bank applies Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its fixed price stock option plans. Accordingly, no compensation cost is recognized as a result of options awarded under the plan. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 but encourages the adoption of a new accounting method which requires the recognition of compensation expense based on the estimated fair value of employee stock options. Companies not electing to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income, determined as if the company had applied the new method. SFAS No. 123 is required to be adopted prospectively beginning January 1, 1996. Management is accounting for its stock option plans in accordance with APB Opinion 25, however, the dollar amount disclosures required by SFAS No. 123 are insignificant and are not included in the Bank's financial statements.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 INVESTMENT SECURITIES

      The classification and carrying amounts of investment securities and their approximate market value, as shown in the accompanying consolidated balance sheets are as follows:


                                                                                    ESTIMATED         ESTIMATED           ESTIMATED
                                                                AMORTIZED          UNREALIZED        UNREALIZED              MARKET
                                                                     COST               GAINS            LOSSES               VALUE
      ------------------------------------------------------------------------------------------------------------------------------
      DECEMBER 31, 1996:
          Available for sale:
             U.S. Treasury securities                         $ 1,507,885           $  3,975          $ (1,860)          $ 1,510,000
             U.S. Government agencies                             999,227                  -           (23,597)              975,630
      ------------------------------------------------------------------------------------------------------------------------------
                                                                2,507,112              3,975           (25,457)            2,485,630
      ------------------------------------------------------------------------------------------------------------------------------
          Held to maturity:
             U.S. Treasury securities                           4,492,898            117,883                 -             4,610,781
             State of Israel bond                                 100,000                  -                 -               100,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                4,592,898            117,883                 -             4,710,781
      ------------------------------------------------------------------------------------------------------------------------------
          Other:
             Federal Reserve Bank stock                           307,750                  -                 -               307,750
             Federal Home Loan Bank stock                         459,000                  -                 -               459,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                  766,750                  -                 -               766,750
      ------------------------------------------------------------------------------------------------------------------------------
                                                               $7,866,760           $121,858          $(25,457)          $ 7,963,161
      ==============================================================================================================================
      DECEMBER 31, 1995:
          Available for sale:
             U.S. Treasury securities                          $2,997,874           $ 30,251          $      -           $ 3,028,125
             U.S. Government agencies                           4,000,000             78,313                 -             4,078,313
      ------------------------------------------------------------------------------------------------------------------------------
                                                                6,997,874            108,564                 -             7,106,438
      ------------------------------------------------------------------------------------------------------------------------------
          Held to maturity:
             U.S. Treasury securities                           4,489,418            242,614                 -           $ 4,732,032
             State of Israel bond                                 100,000                  -                 -               100,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                4,589,418            242,614                 -             4,832,032
      ------------------------------------------------------------------------------------------------------------------------------
          Other:
             Federal Reserve Bank stock                           287,200                  -                 -           $   287,200
             Federal Home Loan Bank stock                         396,200                  -                 -               396,200
      ------------------------------------------------------------------------------------------------------------------------------
                                                                  683,400                  -                 -               683,400
      ------------------------------------------------------------------------------------------------------------------------------
                                                              $12,270,692           $351,178          $      -           $12,621,870
      ==============================================================================================================================

      In accordance with the transition provisions of the SFAS No. 115 Implementation Guide issued by the FASB in November 1995, the Bank transferred securities with an amortized cost of $4,000,000 from the held to maturity to the available for sale category on December 29, 1995. The net unrealized gain on the securities transferred was approximately $78,000.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 INVESTMENT SECURITIES--CONTINUED

      The amortized cost and estimated market values of investment securities at December 31, 1996, are summarized by contractual maturity as follows:

                                                     AMORTIZED        ESTIMATED
                                                          COST     MARKET VALUE
      -------------------------------------------------------------------------
      Available for sale:
          Due in one year or less                   $        -       $        -
          Due after one year through five years      2,507,112        2,485,630
      -------------------------------------------------------------------------
                                                     2,507,112        2,485,630
      -------------------------------------------------------------------------
      Held to maturity:
          Due in one year or less                    1,499,357        1,508,281
          Due after one year through five years      3,093,541        3,202,500
      -------------------------------------------------------------------------
                                                     4,592,898        4,710,781
      -------------------------------------------------------------------------
      Other:
          No scheduled maturity                        766,750          766,750
      -------------------------------------------------------------------------
                                                    $7,866,760       $7,963,161
      =========================================================================

      At December 31, 1996, investment securities held to maturity with a carrying value of approximately $1,700,000, were pledged as collateral for trust purposes and for other purposes required or permitted by law.

2 LOANS AND ALLOWANCE FOR LOAN LOSSES

      An analysis of loans is as follows:

      DECEMBER 31,                                         1996            1995
      -------------------------------------------------------------------------
      Real estate:
          Residential                               $44,236,995     $43,343,532
          Commercial                                 19,555,457      19,279,928
          Construction                                1,799,361       2,737,565
      Commercial                                     10,734,931       8,966,972
      Consumer                                        4,553,863       4,954,572
      -------------------------------------------------------------------------
                                                     80,880,607      79,282,569
      Less:
          Allowance for loan losses                   1,274,650       1,174,796
          Net deferred loan origination fees
             and costs                                  251,473         276,093
      -------------------------------------------------------------------------
                                                    $79,354,484     $77,831,680
      =========================================================================

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 LOANS AND ALLOWANCE FOR LOAN LOSSES--CONTINUED

      Changes in the allowance for loan losses are as follows:

      YEARS ENDED DECEMBER 31,                             1996            1995
      -------------------------------------------------------------------------
      Balance, beginning of year                   $  1,174,796      $1,177,760
      Provision for loan losses                          85,000         120,500
      Recoveries                                         14,854          14,919
      Charge-offs                                             -        (138,383)
      -------------------------------------------------------------------------
      Balance, end of year                         $  1,274,650      $1,174,796
      =========================================================================

      At December 31, 1996 and 1995, the total recorded investment in impaired loans all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $354,000 and $700,000, respectively. The allowance for loan losses related to impaired loans amounted to approximately $51,000 and $63,000 at December 31, 1996 and 1995, respectively.

3 BANK PREMISES AND EQUIPMENT

      Bank premises and equipment are summarized as follows:

      DECEMBER 31,                                            1996         1995
      -------------------------------------------------------------------------
      Leasehold improvements                            $1,152,304   $1,705,191
      Furniture, fixtures and equipment                  1,598,106    1,034,967
      -------------------------------------------------------------------------
                                                         2,750,410    2,740,158
      Less accumulated depreciation and amortization     1,429,801    1,285,727
      -------------------------------------------------------------------------
                                                        $1,320,609   $1,454,431
      =========================================================================

4 INTANGIBLE ASSETS

      Goodwill, representing the cost of Island National Trust and Investment Division in excess of tangible and identifiable intangible net assets acquired, is amortized on a straight-line basis over a fifteen year period. At December 31, 1996 and 1995, goodwill aggregated $765,437 and $843,941, net of accumulated amortization of $416,115 and $337,611, respectively.

      Trust account servicing rights are amortized over a ten year period. At December 31, 1996 and 1995, trust account servicing rights aggregated $169,847 and $205,931, net of accumulated amortization of $190,945 and $154,861, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 INCOME TAXES (BENEFIT)

      Income taxes (benefit) consist of the following:

      YEARS ENDED DECEMBER 31,                            1996             1995
      -------------------------------------------------------------------------
      Current:
          Federal                                    $ 197,647        $  10,130
          State                                          9,088                0
      -------------------------------------------------------------------------
                                                       206,735           10,130
      -------------------------------------------------------------------------
      Deferred:
          Federal                                     (143,838)        (229,832)
          State                                           (168)         (24,538)
      -------------------------------------------------------------------------
                                                      (144,006)        (254,370)
      -------------------------------------------------------------------------
                                                     $  62,729        $(244,240)
      =========================================================================

      Income taxes (benefit) differ from the amount computed by applying the statutory Federal income tax rate of 34 percent to income before income taxes as follows:

      YEARS ENDED DECEMBER 31,                                     1996               1995
      ------------------------------------------------------------------------------------
      Tax expense at statutory Federal income tax rate        $ 289,512          $ 237,600
      Utilization of net operating loss carryforward           (112,638)          (295,400)
      Change in deferred tax asset valuation allowance         (153,637)          (212,980)
      Other                                                      39,492             26,540
      ------------------------------------------------------------------------------------
                                                              $  62,729          $(244,240)
      ====================================================================================

      The income tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:

      DECEMBER 31,                                                                 1996          1995
      -----------------------------------------------------------------------------------------------
      Deferred tax asset (liability):
          Allowance for loan losses                                            $337,900      $305,900
          Net operating loss carryforwards                                            -       112,600
          Net deferred loan fees and costs                                       94,600       103,900
          Deferred gain on the sale of real estate                               43,600        51,300
          Depreciation                                                           59,500        45,100
          Charitable contributions                                                    -        28,000
          Trust servicing rights                                                 24,000        19,400
          Net unrealized (gain) loss on securities available for sale             8,100       (40,900)
      -----------------------------------------------------------------------------------------------
                                                                                567,700       625,300
      Less valuation allowance                                                        -       225,300
      -----------------------------------------------------------------------------------------------
      Net deferred tax asset                                                   $567,700      $400,000
      ===============================================================================================

      Income taxes paid for the years ended December 31, 1996 and 1995, amounted to $14,530 and $5,748, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 TIME DEPOSITS

      Approximate maturities of certificates of deposit issued in amounts of $100,000 or more are as follows:

      DECEMBER 31,                                          1996           1995
      -------------------------------------------------------------------------
      Less than three months                          $1,769,000    $ 2,150,000
      Over three months but less than twelve months    6,340,000      6,571,000
      Twelve months or more                              855,000      2,331,000
      -------------------------------------------------------------------------
                                                      $8,964,000    $11,052,000
      =========================================================================

7 COMPENSATION PLANS

      STOCK BENEFIT PLAN

      The Bank has adopted a Stock Benefit Plan (the "Plan") for the benefit of all employees. Under the Plan, 90,000 shares (increased by 30,000 shares in 1993) of authorized by unissued common stock have been reserved which may be adjusted for the effect of stock dividends, stock splits, and other similar activities.

      Under the Plan, the Board of Directors may award eligible employees any combination of stock options, stock appreciation rights, restricted stock awards, deferred stock awards and stock purchase rights.

      STOCK OPTIONS

      A summary of common stock option activity is as follows:

      YEARS ENDED DECEMBER 31,                           1996              1995
      -------------------------------------------------------------------------
      Options outstanding at beginning of year         51,350            52,800
      Granted                                               -             1,200
      Exercised                                             -                 -
      Canceled                                         (1,050)           (2,650)
      -------------------------------------------------------------------------
      Options outstanding at end of year               50,300            51,350
      =========================================================================
      Option price range                        $13.50 to $22     $13.50 to $22
      =========================================================================
      Options exercisable at year end                  49,717            49,733
      =========================================================================
      Options available for grant at year end          38,050            37,000
      =========================================================================

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7 COMPENSATION PLANS--CONTINUED

      Options granted to one officer of the Bank vested ratably over a six-year period from date of grant and other options vest ratably over a three year period from date of grant. Options for 42,000 shares expire 10 years after the date granted. All other options granted expire the earlier of ten years after the date granted or within 30 days of termination of employment.

      At the time of inception, organizers of the Bank were granted options on 21,067 shares, in the aggregate, of authorized but unissued common stock. The options were fully vested on the date of grant, expire December 2, 1998, and have an option price of $20 per share. As of December 31, 1996, none of these options were exercised.

      DIRECTORS' DEFERRED COMPENSATION PLAN

      During October 1995, the Bank terminated a supplemental retirement plan covering certain directors, and paid accumulated deferred compensation of approximately $194,000 to those directors. Expense recognized under the plan was approximately $79,000 in 1995. The Bank is the beneficiary of life insurance policies with cash surrender values that had been purchased as a method of partially funding benefits under this plan.

      PROFIT SHARING PLAN

      The Bank established a profit sharing plan, which provides for the Bank to make contributions pursuant to applicable salary savings elections and discretionary sponsor contributions as may be determined by the Board of Directors. The sponsor contribution for the years ended December 31, 1996 and 1995, of approximately $34,000 and $26,000, respectively, are included in salaries and employee benefits expense in the accompanying consolidated statement of income.

8 RELATED PARTY TRANSACTIONS

      The Bank has entered into borrowing transactions with its directors, significant stockholders and their affiliates. In management's opinion, such transactions were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of credit to such related parties at December 31, 1996 and 1995, was approximately $3,619,000 and $3,541,000, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 COMMITMENTS AND CONTINGENCIES

      In the normal course of business the Bank is a party to financial instruments with off balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit, liquidity and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments outstanding at December 31, 1996, reflect the extent of involvement the Bank has in particular classes of financial instruments and are summarized as follows:

          Commitments to extend credit                     $ 13,616,000

          Standby letters of credit                             564,000

      The Bank's exposure to credit loss in the event of non performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments on conditional obligations as it does for extensions of credit recorded on the balance sheet.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

      Substantially all of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's southeast Florida market area. The concentrations of credit by type of loan are set forth in
      Note 2.

      At December 31, 1996, the Bank was obligated under four non cancelable operating leases, three for banking facilities and one for its administrative center. These leases contain provisions for common area maintenance charges, renewal options and escalation clauses providing for increased rentals based primarily on increases in the average consumer price index.

      On March 31, 1992, the Bank executed a purchase and sale agreement to acquire real property in the Town of Palm Beach for use as the main banking center and corporate offices of the Bank and its subsidiary. On April 8, 1992, the Bank entered into a sale leaseback transaction on the newly acquired property with a partnership whose principal is also a director of the Bank. The initial lease term is for 10 years with the option to renew the lease for five consecutive terms of five years each. The gain on the sale leaseback was approximately $205,000 and is being recognized on a straight line basis over the initial 10 year lease term.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 COMMITMENTS AND CONTINGENCIES--CONTINUED

      For financial reporting purposes, minimum fixed rent payments are recognized over the lease term on a straight line basis.

      Total rental expense for operating leases in 1996 and 1995 was approximately $958,000 and $921,000. Of the total rent expense in 1996 and 1995, approximately $582,000 and $603,000 was for the related party lease.

      Future minimum lease payments under these non cancelable operating leases as of December 31, 1996, were approximately as follows:

                                                       TOTAL      RELATED PARTY
                                                      AMOUNT              LEASE
      -------------------------------------------------------------------------
      1997                                        $  782,000         $  481,000
      1998                                           803,000            495,000
      1999                                           777,000            510,000
      2000                                           799,000            525,000
      2001                                           692,000            541,000
      Thereafter                                     745,000            368,000
      -------------------------------------------------------------------------
                                                  $4,598,000         $2,920,000
      =========================================================================

      The Bank is a party to litigation and claims arising from when the Bank filed to foreclose on real estate collateralizing a loan. The borrower filed a counterclaim alleging truth in lending violations, and sought to rescind the mortgage, require the Bank to return all interest paid, and pay attorney fees and costs. The Bank's total exposure in this case is approximately $187,000. The Bank was successful in obtaining the foreclosure judgment and defeating the truth in lending defenses in a May 1996 trial. However, the judgment is now on appeal awaiting oral arguments. The Bank continues to respond vigorously to the defenses and counterclaims raised by the borrower. Management while presently unable to determine the outcome, does not believe the outcome will have a material adverse effect on the Bank's future operations.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 REGULATORY MATTERS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulators to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                      TO BE WELL CAPITALIZED
                                                               FOR CAPITAL           UNDER PROMPT CORRECTIVE
                                    ACTUAL                 ADEQUACY PURPOSES            ACTION PROVISIONS
                                 -------------------------------------------------------------------------------------
DECEMBER 31, 1996                   AMOUNT        RATIO          AMOUNT        RATIO           AMOUNT            RATIO
----------------------------------------------------------------------------------------------------------------------
Total Capital (to Risk Weight    $11,030,409      15.2%        $5,798,000       8.0%         $7,247,000          10.0%
Tier 1 Capital (to Risk Weigh     10,109,785      14.0%         2,899,000       4.0%          4,348,000           6.0%
Tier 1 Capital (to Average As     10,109,785       9.2%         4,405,000       4.0%          5,506,000           5.0%
======================================================================================================================
DECEMBER 31, 1995
----------------------------------------------------------------------------------------------------------------------
Total Capital (to Risk Weight    $10,062,849      15.0%        $5,132,000       8.0%         $6,715,000          10.0%
Tier 1 Capital (to Risk Weigh      9,206,420      13.7%         2,686,000       4.0%          4,029,000           6.0%
Tier 1 Capital (to Average As      9,206,420       8.5%         4,350,000       4.0%          5,437,000           5.0%
----------------------------------------------------------------------------------------------------------------------

      The amount of dividends which may be declared by the Bank is regulated by the Office of the Comptroller of the Currency. As of December 31, 1996, the Bank had no accumulated earnings available for the payment of dividends.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 FAIR VALUE OF FINANCIAL INSTRUMENTS

      Disclosure of fair value of financial instruments is required by SFAS No. 107, "Disclosures About Fair Value of Financial Instruments". Disclosure of fair value estimates are not required for non financial assets and liabilities, such as fixed assets, intangibles and anticipated future business. As a result, the following fair values are not comprehensive and therefore do not reflect the underlying value of the Bank.

      The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

      CASH AND CASH EQUIVALENTS - the carrying amounts reported in the balance sheet approximate those assets' fair value.

      INVESTMENT SECURITIES - fair values were based on quoted market prices, if available. If a quoted market price is not available, fair values were estimated using quoted market prices for similar securities.

      LOANS RECEIVABLE - for residential mortgage loans, fair values were estimated using quoted market prices for sales of whole loans with similar characteristics, such as repricing dates, product type and size. For other homogeneous categories of loans, fair values were estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans, for which quoted market prices are not available, were estimated by discounting expected cash flows using current interest rates on loans with similar terms.

      DEPOSIT LIABILITIES - the fair value of demand deposits and certain money market deposits was the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit was based on the discounted value of contractual cash flows using discount rates that equaled the interest rates currently offered for deposits of similar remaining maturities.

      COMMITMENTS TO EXTEND CREDIT AND OTHER OFF BALANCE SHEET FINANCIAL INSTRUMENTS - Consideration of the fair value of commitments to extend credit and letters of credit is based on fees charged to enter into similar agreements. Since the fees charged by the Bank are nominal, the estimate of fair value is negligible.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11   FAIR VALUE OF FINANCIAL INSTRUMENTS--CONTINUED

     The approximate carrying amount and estimated fair values of the Bank's financial instruments, in thousands, at December 31, 1996 and 1995, are as follows:

                                                       DECEMBER 31, 1996               DECEMBER 31, 1995
                                                    -------------------------------------------------------
                                                    CARRYING          FAIR          CARRYING          FAIR
                                                     AMOUNT          VALUE           AMOUNT          VALUE
      -----------------------------------------------------------------------------------------------------
      FINANCIAL ASSETS:
          Cash and cash equivalents                 $39,199         $39,199         $13,281         $13,281
          Investment securities                       7,845           7,963          12,379          12,622
          Loans, net of allowance                    79,354          78,424          77,832          78,079

      FINANCIAL LIABILITIES:
          Deposits:
             Without stated maturities               92,714          92,714          71,013          71,013
             With stated maturities                  25,391          25,465          25,823          26,117
      =====================================================================================================
      UNRECOGNIZED FINANCIAL INSTRUMENTS (1)
          Commitments to extend credit              $     -         $     -         $     -         $     -
          Letters of credit                               -               -               -               -
      =====================================================================================================
      (1) Contract or notional amounts for unrecognized financial instruments totaled approximately $14,180,000 at December 31, 1996, as set forth in Note 9.

12   INTEREST EXPENSE

     Interest paid was approximately $2,747,000 and $2,992,000 for the years ended December 31, 1996 and 1995.

13   SUBSEQUENT EVENT

     On January 6, 1997, the Bank entered into a definitive agreement to merge with 1st United Bank, a subsidiary of 1st United Bancorp, a publicly held bank holding company whose main office is located in Boca Raton, Florida. Stockholders of the Bank will receive approximately 2.15 shares of the common stock of 1st United Bancorp for each share of the Bank's common stock they own. The transaction is subject to regulatory approval and must be approved by a minimum two-thirds vote of the Bank's stockholders. The transaction is expected to be completed in April 1997.

                                   ITEM 7(b)

            1ST UNITED BANCORP/ISLAND NATIONAL BANK AND TRUST COMPANY
                         PRO FORMA FINANCIAL STATEMENTS

        The following Pro Forma Combined Condensed Balance Sheet as of December 31, 1996 gives effect to the acquisition of Island National on such date. The Pro Forma Combined Condensed Statements of Income for the years ended December 31, 1996, 1995 and 1994 give effect to the acquisition of Island National.

        The Pro Forma Combined Condensed Balance Sheet and Pro Forma Combined Condensed Statements of Income give effect to the acquisition of Island National by the issuance of approximately 1,365,000 shares of Bancorp Common Stock for all of the issued and outstanding shares of Island National Common Stock.

        The pro forma financial statements (and the assumptions and adjustments in the accompanying notes to Pro Forma Combined Condensed Financial Statements) have been prepared by management of Bancorp based upon the historical financial statements of Bancorp and Island National giving effect to the transactions using the pooling of interest method of accounting. These pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements of Bancorp and Island National included elsewhere herein or incorporated by reference herein.

                      1ST UNITED BANCORP AND SUBSIDIARIES/
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                December 31, 1996
                                 (in thousands)
                                   (unaudited)

                                                            ISLAND
                                                         NATIONAL BANK                   BANCORP AND
                                          1ST UNITED       AND TRUST CO.                    ISLAND
                                           BANCORP          (ISLAND                       NATIONAL
                                          (BANCORP)         NATIONAL)     ADJUSTMENTS     COMBINED
                                          ----------     -------------    -----------    -----------
Cash and Due from Banks                    $ 30,247         $  6,412       $              $ 36,659
Federal Funds Sold and Interest
  Bearing Deposits                           56,075           32,787                        88,862
                                           --------         --------       --------       --------

Cash and Cash Equivalents                    86,322           39,199              0        125,521
Investment Securities Available
  for Sale                                   21,650            2,486                        24,136
Investment Securities Held to Maturity       38,324            5,359                        43,683
Net Loans                                   379,411           79,354                       458,765
Premises and Equipment                       14,974            1,321                        16,295
Other Real Estate                             3,196              733                         3,929
Goodwill                                      7,016              935                          7,951
Other Assets                                 10,395            1,491                         11,886
                                           --------         --------     --------          --------
                                           $561,288         $130,878     $      0          $692,166
                                           ========         ========     ========          ========
Deposits:
Noninterest Demand Deposits                $141,990         $ 26,725                       $168,715
Now and Money Market Accounts               199,044           58,595                        257,639
Savings Deposits                             49,779            7,394                         57,173
Time Deposits                               114,207           25,392                        139,599
                                           --------         --------     --------          --------
Total Deposits                              505,020          118,106            0           623,126

Other Liabilities                             5,236            1,741                          6,977
                                           --------         --------     --------          --------
Total Liabilities                           510,256          119,847            0           630,103

Shareholders' Equity:
Common Stock                                     84            3,075      (3,061)A               98

Additional Paid in Capital                   33,851            8,767       3,061 A           45,679

Retained Earnings (Deficit)                  17,194             (797)                        16,397
Unrealized Loss on Available for
   Sale Securities                              (97)             (14)                          (111)
                                           --------         --------     --------          --------
                                             51,032           11,031            0            62,063
                                           --------         --------     --------          --------
                                           $561,288         $130,878     $      0          $692,166
                                           ========         ========     ========          ========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.


                      1ST UNITED BANCORP AND SUBSIDIARIES/
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      For the Year Ended December 31, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                                          ISLAND
                                                       NATIONAL BANK                   BANCORP AND
                                        1ST UNITED       AND TRUST CO.                    ISLAND
                                         BANCORP          (ISLAND                       NATIONAL
                                        (BANCORP)         NATIONAL)     ADJUSTMENTS     COMBINED
                                        ----------     -------------    -----------    -----------
Interest Income:
Loans, including fees                   $ 33,799         $   6,955        $             $ 40,754
Investment securities                      4,611               675                         5,286
Other                                      1,961               420                         2,381
                                        --------         ---------        ------        --------
                                          40,371             8,050             0          48,421
Interest Expense:
Interest on deposits                      10,738             2,780                        13,518
Other                                        139                 0                           139
                                        --------         ---------        ------        --------
                                          10,877             2,780             0          13,657
Net Interest Income                       29,494             5,270             0          34,764
Provision for loan losses                    170                85                           255
                                        --------         ---------        ------        --------
                                          29,324             5,185             0          34,509
Other Income:
Service charges on deposits                4,249               258                         4,507
Net losses on securities                    (65)               (7)                          (72)
Gain on sale of loans                        880                 0                           880
Investment services                            0               956                           956
Trust services                                 0               833                           833
Other                                      2,846               177                         3,023
                                        --------         ---------        ------        --------
                                           7,910             2,217             0          10,127
Other Expense:
Salaries and benefits                     11,590             2,922             0          14,512
Occupancy, furniture and equipment         4,783             1,676                         6,459
Other real estate expense                    612                40                           652
Professional fees                            910               364                         1,274
Amortization of intangible assets            620               115                           735
Merger expenses                            1,221                 0                         1,221
Other                                      5,737             1,433                         7,170
                                        --------         ---------        ------        --------
                                          25,473             6,550             0          32,023
                                        --------         ---------        ------        --------
Income Before Income Taxes (Benefit)      11,761               852             0          12,613
                                        --------         ---------        ------        --------
Income Taxes (Benefit)                     4,326                63                         4,389
                                        --------         ---------        ------        --------
Net Income                              $  7,435         $     789        $    0        $  8,224
                                        --------         ---------        ------        --------

Net Income Per Common Share             $   0.87         $    1.28                      $   0.83
                                        ========         =========        ======        ========
Weighted average common shares and
common stock equivalents
outstanding                             $  8,587               615                         9,952
                                        ========         =========        ======        ========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.


                      1ST UNITED BANCORP AND SUBSIDIARIES/
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (unaudited)

                                                         ISLAND
                                                      NATIONAL BANK                   BANCORP AND
                                       1ST UNITED       AND TRUST CO.                    ISLAND
                                        BANCORP          (ISLAND                       NATIONAL
                                       (BANCORP)         NATIONAL)     ADJUSTMENTS     COMBINED
                                       ----------     -------------    -----------    -----------
Interest Income:
Loans, including fees                   $ 25,002          $  6,943       $              $ 31,945
Investment securities                      3,789               902                         4,691
Other                                        499               464                           963
                                        --------          --------       -------        --------
                                          29,290             8,309             -          37,599
Interest Expense:
Interest on deposits                       7,679             3,051                        10,730
Other                                        339                 -                           339
                                        --------          --------       -------        --------
                                           8,018             3,051             -          11,069
Net Interest Income                       21,272             5,258             -          26,530
Provision for loan losses                    207               121                           328
                                        --------          --------       -------        --------
                                          21,065             5,137             -          26,202
Other Income:
Service charges on deposits                2,116               305                         2,421
Net losses on securities                     (13)                -                          (13)
Gain on sale of loans                        410                 -                           410
Investment services                            -               837                           837
Trust services                                 -               723                           723
Other                                      1,462               115                         1,577
                                        --------          --------       -------        --------
                                           3,975             1,980             -           5,955
Other Expense:
Salaries and benefits                      7,881             1,980             -           9,861
Occupancy, furniture and equipment         3,505             1,555                         5,060
Other real estate expense                    515                39                           554
Professional fees                            858               360                         1,218
Amortization of intangible assets            289               115                           404
Other                                      4,174             2,367                         6,541
                                        --------          --------       -------        --------
                                          17,222             6,416             -          23,638
                                        --------          --------       -------        --------
Income Before Income Taxes (Benefit)       7,818               701             -           8,519
Income Taxes (Benefit)                     2,793              (244)                        2,549
                                        --------          --------       -------        --------
Net Income                              $  5,025          $    945       $     -        $  5,970
                                        ========          ========       =======        ========

Net Income Per Common Share             $   0.66          $   1.54                      $   0.67
                                        ========          ========       =======        ========
Weighted Average common shares and
common stock equivalents
outstanding                                7,576               615                         8,941
                                        ========          ========       =======        ========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.


                      1ST UNITED BANCORP AND SUBSIDIARIES/
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      For the Year Ended December 31, 1994
                      (In thousands, except per share data)
                                   (unaudited)

                                                         ISLAND
                                                      NATIONAL BANK                   BANCORP AND
                                       1ST UNITED       AND TRUST CO.                    ISLAND
                                        BANCORP          (ISLAND                       NATIONAL
                                       (BANCORP)         NATIONAL)     ADJUSTMENTS     COMBINED
                                       ----------     -------------    -----------    -----------
Interest Income:
Loans, including fees                   $ 15,424         $   5,791         $           $  21,215
Investment securities                      3,752               587                         4,339
Other                                        284               305                           589
                                        --------         ---------         -----       ---------
                                          19,460             6,683             -          26,143
Interest Expense:
Interest on deposits                       4,996             2,240                         7,236
Other                                        214                                             214
                                        --------         ---------         -----       ---------
                                           5,210             2,240             -           7,450
Net Interest Income                       14,250             4,443             -          18,693
Provision for loan losses                    356                 -                           356
                                        --------         ---------         -----       ---------
                                          13,894             4,443             -          18,337
Other Income:
Service charges on deposits                1,733               274                         2,007
Net losses on securities                      14                 -                            14
Gain on sale of loans                        392                 -                           392
Investment services                            -               805                           805
Trust services                                 -               669                           669
Other                                        744               123                           867
                                        --------         ---------         -----       ---------
                                           2,883             1,871             -           4,754
Other Expense:
Salaries and benefits                      5,609             2,761             -           8,370
Occupancy, furniture and equipment         2,656             1,272                         3,928
Other real estate expense                    333                 -                           333
Professional fees                            394               299                           693
Amortization of intangible assets            127               115                           242
Other                                      3,236             1,448                         4,684
                                        --------         ---------         -----       ---------
                                          12,355             5,895             -          18,250
                                        --------         ---------         -----       ---------
Income Before Income Taxes (Benefit)       4,422               419             -           4,841
Income taxes (Benefit)                     1,451              (150)                        1,301
                                        --------         ---------         -----       ---------
Net Income                              $  2,971         $     569         $   -       $   3,540
                                        ========         =========         =====       =========

Net Income Per Common Share             $   0.50         $    0.93                     $    0.48
                                        ========         =========         =====       =========
Weighted Average common shares and
common stock equivalents
outstanding                                5,940               615                         7,305
                                        ========         =========         =====       =========

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                      1ST UNITED BANCORP AND SUBSIDIARIES/
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                   (unaudited)

A. Assumes Bancorp will issue 1,365,000 (based on February 14, 1997 fair value of Bancorp Common Stock) shares of its common stock to acquire all the outstanding shares of Island National Common Stock.

     The assets and liabilities of Island National will be recorded by Bancorp at their book value in accordance with the pooling of interest method of accounting. Island National Common Stock of $3,061,000 is being reclassified as additional paid in capital, net of $14,000, the par value of Bancorp Common Stock issued to Island National shareholders.

B. Net income per share is calculated using the weighted average number of Bancorp Common Stock and stock equivalents for the periods adjusted as follows:


                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                                (SHARES IN THOUSANDS)
                                                           1996          1995             1994
                                                          -----         -----            -----
        Bancorp historical                                8,587         7,576            5,940

        Estimated shares issued to Island National
        shareholders as of beginning of period            1,365         1,365            1,365
                                                          -----         -----            -----
        Pro forma weighted average common shares
        and common stock equivalents                      9,952         8,941            7,305
                                                          =====         =====            =====

C. The following reconciles the outstanding Bancorp Common Stock at December 31, 1996 to Pro forma outstanding Bancorp Common Stock (shares in thousands):

        Bancorp shares at December 31, 1996                       8,435

        Estimated shares issued to Island
        National shareholders                                     1,365
                                                                  -----

                                                                  9,800
                                                                  =====

D. The Pro forma combined condensed statement of income for each period excludes the following non recurring charges directly attributable to the transaction:

        Severance/stay bonuses                          $283,000
        Merger Costs                                     252,000
        Other                                             65,000
                                                        --------
                                                         600,000
        Tax effect (36%)                                 216,000
                                                        --------
                                                        $384,000
                                                        ========

                               INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER       DESCRIPTION                                                PAGE
------       -----------                                                ----

 2.2         Amendment No. 1 to the Acquisition Agreement